UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – November 6, 2006

TXU CORP.

(Exact name of registrant as specified in its charter)

TEXAS	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including Area Code – (214) 812-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE.

On November 6, 2006, TXU Corp. (the “Company”) filed a Current Report on Form 8-K (“Original Form 8-K”) containing, among other things, a press release issued by the Company on November 6, 2006 (“Press Release”). The Press Release is attached to the Original Form 8-K as Exhibit 99.2.

This Form 8-K/A is being filed to correct a typographical error on page 9 of the Press Release. On page 9, in Paragraph 4 “Equity Sell-Downs,” the statement: “During the five-year forward plan, TXU’s free cash flow after dividends averages just over $2 billion per year, more than $4.50 per share.” should read “During the five-year forward plan, TXU’s free cash flow after dividends averages just under $2 billion per year, roughly $4.50 per share.”

ITEM 7.01. REGULATION FD DISCLOSURE.

The paragraph set forth below replaces paragraph 4 “Equity Sell-Downs” on page 9 of the Press Release in its entirety:

“Equity sell-downs. Equity sell-downs at the plant or development company level are part of TXU’s power generation strategy. Sell-downs have multiple benefits, notwithstanding a reduction in the earnings stream from individual projects. By bringing in partners, TXU mitigates the risk associated with its investment in the project and improves the returns on the capital the company is employing. Co-investors will complement TXU in ensuring that project execution proceeds as planned. Sell-downs also help to ensure that there is market validation for the underlying business opportunity at the value levels that warrant TXU’s investment. During the five-year forward plan, TXU’s free cash flow after dividends averages just under $2 billion per year, roughly $4.50 per share. In the year of the hypothetical 3 GW sell-down, free cash flow improves to more than $8 per share, a 75 percent improvement, creating significant incremental free cash flow for other high-return projects or for distribution. For development investments like those TXU is evaluating in other markets, selling down also significantly improves the PV/I and overall project returns. For these types of projects, assuming a hypothetical initial PV/I of 1.6, selling down 50 percent of the equity at values that match the expected future cash flows increases the overall PV/I of the project to 2.4/1, while bringing forward future cash flows and significantly reducing the long-term risk profile of the project returns, including risks of commodity price swings, regulatory changes, or other value drivers.”

Other than replacing Paragraph 4 “Equity Sell-Downs” in the Press Release, this Form 8-K/A does not modify the disclosure contained in the Original Form 8-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TXU CORP.

By:	/s/ Stan J. Szlauderbach
Name:	Stan J. Szlauderbach
Title:	Senior Vice President and Controller

Dated: November 6, 2006

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